Sequential Brands Group Announces Fourth Quarter and Full Year 2012 Results

NEW YORK, March 29-- Globe Newswire -- Sequential Brands Group, Inc. (OTC: SQBG) (“Sequential” or the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2012.

Fourth Quarter 2012 Results (See attached table for reconciliation of GAAP to non-GAAP measures)

•	Total revenue from continuing operations for the three months ended December 31, 2012 was approximately $1.8 million, as compared to approximately $0.4 million, in the prior year quarter.
•	In the quarter and full year, the Company incurred certain extraordinary costs that are not representative of a normalized licensing business including a loss from the Company’s discontinued operations, restructuring charges primarily related to the severance of the former CEO and the transition of the Company’s licensing operations from Los Angeles to New York, deal costs related to acquisitions that have or are expected to close the following year, compensation related to the restricted stock that was granted to the new management team which vested upon commencement of their employment with the Company and non-cash interest related to the Tengram Convertible notes. Therefore, on an adjusted Non-GAAP basis, net loss was approximately $0.9 million, or approximately $0.37 per share, for the three months ended December 31, 2012, as compared to net income of approximately $0.4 million, or approximately $0.16 per share, in the prior year quarter.
•	Net loss on a GAAP basis was approximately $7.3 million for the three months ended December 31, 2012, or $3.00 per share, as compared to approximately $3.4 million, or approximately $1.41 per share, in the prior year quarter.

Full Year 2012 Results (See attached table for reconciliation of GAAP to non-GAAP measures)

•	Net revenue from continuing operations for the full year ended December 31, 2012 was approximately $5.3 million, as compared to approximately $0.5 million in the prior year.
•	On an adjusted Non-GAAP basis, net loss was approximately $0.6 million, or approximately $0.26 per share, during 2012, as compared to net income of approximately $0.3 million, or approximately $0.11 per share, in the prior year.
•	Net loss on a GAAP basis was approximately $9.1 million, or approximately $3.78 per share, as compared to approximately $2.3 million, or approximately $0.97 per share, in the prior year.

Yehuda Shmidman, Sequential’s CEO, commented, “2012 was a transformational year for the Company as we closed down our wholesale and retail operations and re-launched our Company under a new name, Sequential Brands Group, with a new business model, being a focused brand management company. Over the past year, we were pleased to have announced the beginning steps of our new business model, including two brand acquisitions and a $22.4 million private placement of equity which strengthened our balance sheet in support of our growth plan.”

Gary Klein, Sequential’s CFO, added, “Our 2012 financial results reflect a company in transition with the associated costs of exiting a former business model in favor of a new business model.  As we continue to execute our new strategy, we expect our financial metrics to improve as we focus on growing our existing brands, adding accretive new brand acquisitions to our portfolio and leveraging our base, which we view as a highly scalable platform.”

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (OTC:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently include William Rast®, People’s Liberation®, DVS® Action Sports and Heelys®. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories. For more information, please visit Sequential’s corporate web site at: www.sequentialbrandsgroup.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements (“forward-looking statements”) that involve risks and uncertainties. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. When used in this press release and in documents referenced herein, forward-looking statements include, without limitation, statements regarding our expectations, beliefs or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks, uncertainties and other factors. Our actual results may differ materially from those anticipated in any forward-looking statements due to known and unknown risks, uncertainties and other factors. The section entitled “Risk Factors” set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011, in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 3012 and in similar discussions in our other Securities and Exchange Commission filings, discuss some of the important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company’s stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Sequential Brands Group, Inc.
Gary Klein, Chief Financial Officer
646-564-2577
gklein@sequentialbrandsgroup.com

ICR

Rachel Schacter/John Rouleau

203-682-8300

Rachel.schacter@icrinc.com

Condensed Consolidated Income Statements:

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2012	2011	2012	2011

Licensing and other revenue	$1,834	$442	$5,274	$547
Operating expenses	7,947	36	11,812	172
(Loss) income from operations	(6,113)	406	(6,538)	375
Interest expense, net	269	33	829	137
(Loss) income before income taxes	(6,382)	373	(7,367)	238
Provision for (benefit from) income taxes	13	(2)	27	(1)
(Loss) income from continuing operations	(6,395)	375	(7,394)	239
Loss from discontinued operations	(965)	(3,772)	(1,780)	(6,219)
Net Loss	(7,360)	(3,397)	(9,174)	(5,980)
Noncontrolling interest	14	-	49	3,643
Net loss attributable to common stockholders	$(7,346)	$(3,397)	$(9,125)	$(2,337)

Basic (loss) income per share:
Continuing operations	$(2.60)	$0.16	$(3.04)	$0.11
Discontinued operations	(0.40)	(1.57)	(0.74)	(1.08)
Attributable to common shareholders	$(3.00)	$(1.41)	$(3.78)	$(0.97)
Basic weighted average common shares outstanding	2,452	2,400	2,413	2,400

Diluted loss per share:
Continuing operations	$(2.60)	$0.16	$(3.04)	$0.11
Discontinued operations	(0.40)	(1.57)	(0.74)	(1.08)
Attributable to common shareholders	$(3.00)	$(1.41)	$(3.78)	$(0.97)
Diluted weighted average common shares outstanding	2,452	2,400	2,413	2,400

Select Balance Shteet Items:

(in thousands)

	Dec. 31, 2012	Dec. 31, 2011

Total Assets	$8,976	$2,188
Total Liabilities	$9,024	$7,604
Total Stockholders’ Deficiency	$(48)	$(5,416)

(Loss)/Income and EPS Reconciliations:

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2012	2011	2012	2011

Non-GAAP net (loss) income (1)	$(918)	$375	$(619)	$261

GAAP net loss	$(7,346)	$(3,397)	$(9,125)	$(2,337)

Adjustments:
Loss from discontinued operations	965	3,772	1,780	2,598
Restructuring charges	2,854	-	2,854	-
Deal costs	1,748	-	2,669	-
Executive compensation related to RSUs vesting upon
employment commencement	669	-	669	-
Non-cash interest related to beneficial conversion feature	192	-	534	-
Total non-GAAP adjustments	6,428	3,772	8,506	2,598

Non-GAAP net (loss) income (1)	$(918)	$375	$(619)	$261

	(Unaudited)		(Unaudited)
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2012	2011	2012	2011

Non-GAAP net (loss) income per share (1)	$(0.37)	$0.16	$(0.26)	$0.11

GAAP net loss per share	$(3.00)	$(1.41)	$(3.78)	$(0.97)

Adjustments:
Loss from discontinued operations	0.39	1.57	0.74	1.08
Restructuring charges	1.16	-	1.18	-
Deal costs	0.71	-	1.11	-
Executive compensation related to RSUs vesting upon
employment commencement	0.27	-	0.28	-
Non-cash interest related to beneficial conversion feature	0.08	-	0.22	-
Total non-GAAP adjustments	2.62	1.57	3.52	1.08

Non-GAAP net (loss) income per share (1)	$(0.37)	$0.16	$(0.26)	$0.11

(1)	Non-GAAP net (loss) income and non-GAAP net (loss) income per share are non-GAAP financial measures which represent net loss excluding discontinued operations, restructuring charges, deal costs, and non-cash and/or certain items. The Company believes non-GAAP financial measures are useful in evaluating its financial condition and results of operations.